UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________________________________________________________________________

FORM 8-K
____________________________________________________________________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2024
__________________________________________________________________________________________

OPTINOSE, INC.
(Exact Name of Registrant as Specified in its Charter)
____________________________________________________________________________________________

Delaware	001-38241	42-1771610
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

777 Township Line Road, Suite 300
Yardley, Pennsylvania 19067
(Address of principal executive offices and zip code)

(267) 364-3500
(Registrant’s telephone number, including area code)
(Former name or former address, if changed from last report)
____________________________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	OPTN	Nasdaq Global Select Market

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 7, 2024, OptiNose, Inc. (the “Company”) appointed Terry Kohler as the Company’s Chief Financial Officer. A copy of the press release announcing the appointment of Mr. Kohler is attached hereto as Exhibit 99.1.

Mr. Kohler, age 47, is an experienced biotech finance leader with over 20 years of business experience. He was most recently the Chief Financial Officer for Verrica Pharmaceuticals, a publicly-held dermatology therapeutics company, from July 2021 to October 2024, where he supported commercial preparations for the launch of a topical treatment for molluscum contagiosum and research and development pipeline investments. Prior to joining Verrica Pharmaceuticals, he served in a variety of financial roles of increasing responsibility at Endo International PLC from May 2015 to July 2021, including most recently as Vice President, Corporate Development and Treasurer where he was responsible for capital markets activity and evaluating and executing acquisition opportunities, and as Vice President, U.S. Branded and Specialty Pharmaceuticals where he was responsible for financial, planning and analysis for Endo’s U.S. branded and specialty business. Before joining Endo, he completed the Johnson & Johnson MBA Leadership Development program and worked at several investment banking firms. Mr. Kohler holds a B.A. in International Business and Management from Dickinson College and an M.B.A. in Finance & Entrepreneurship from the University of North Carolina. He is a Certified Management Accountant.

Employment Agreement

In connection with his appointment as the Company’s Chief Financial Officer, Mr. Kohler entered into an employment agreement (the “Kohler Employment Agreement”) detailing the terms of his employment that will continue until either the Company or Mr. Kohler terminate his employment with the Company. The Kohler Employment Agreement provides that Mr. Kohler will:

•receive a base salary of $450,000 .00 per year and is eligible to receive a discretionary annual performance-based cash bonus, with a target bonus amount equal to 45% of his base salary. Mr. Kohler's salary and target bonus will be reviewed periodically by the Company's Compensation Committee or Board of Directors.

•receive a one-time special payment in the amount of $90,000.00 payable in March 2025, which Mr. Kohler will be required to repay in full under certain circumstances if his employment is terminated within 12 months after receipt of the payment.

•receive (i) a non-qualified stock option grant to purchase up to 675,000 shares of the Company’s common stock at a per share purchase price equal to the closing price of a share of the Company’s common stock on the NASDAQ Global Select Market on October 7, 2024 (the date of grant) and a grant of 150,000 Restricted Stock Units ("RSUs") on October 7, 2024. The non-qualified stock option will vest over four years, with one-fourth of the shares underlying the stock option vesting on the first anniversary of the grant date and the remainder of the shares vesting in thirty-six equal monthly installments thereafter. The RSUs will vest over four years with one-fourth of the RSUs vesting on the first anniversary of the date of grant and the balance will vest in twelve (12) equal quarterly installments thereafter. The vesting of both the shares underlying the non-qualified stock option and the RSUs are subject to Mr. Kohler’s continuous service with the Company through each such vesting date. Both the non-qualified stock option grant and RSUs are being made to Mr. Kohler as an inducement material to him accepting employment with the Company and are being granted outside of the OptiNose, Inc. 2010 Stock Incentive Plan, as amended and restated (the "2010 Plan"), in accordance with Nasdaq Listing Rule 5635(c)(4). The non-qualified stock options grant and RSU grant are subject to such other terms and conditions as are specified in the Form of Non-Qualified Stock Option (Inducement Grant) and Form of Restricted Stock Unit Agreement (Inducement Grant), respectively, previously filed by the Company with the SEC.

•be eligible to receive annual equity awards based on Company and his performance, to participate in the Company's other short-term and long-term incentive programs and be eligible to participate in all of the Company's retirement and group welfare plans available to the Company's senior level executives as a group or the Company employees generally, subject to the terms and conditions applicable to such plans.

•be entitled to receive the following severance benefits if Mr. Kohler's employment is terminated by the Company without "cause" or by Mr. Kohler for "good reason" (each as defined in the Kohler Employment Agreement), subject to his execution and non-revocation of a release of claims and compliance with the restrictive covenants and other terms set forth in the Kohler Employment Agreement: (i) twelve months of base salary continuation, and (ii) up to twelve months of continued participation by Mr. Kohler and his eligible dependents in the Company's standard group medical, vision and dental plans on substantially the same terms as such benefits are provided to active senior level executives; provided that if such termination of employment occurs within three months prior to, or eighteen months after, a "change in control" (as defined in the 2010 Plan) (the “Change of Control Protection Period”), then Mr. Kohler shall be entitled to receive: (i) an amount equal to 150% of the sum of his annual base salary and target bonus at the rate in effect on his date of termination, (ii) payment of a pro-rata bonus for the year in which such employment termination occurs; (iii) up to eighteen months of continued participation by Mr. Kohler and his eligible dependents in the Company's standard group medical, vision and dental plans on substantially the same terms as such benefits are provided to active senior level executives, and (iv) all of Mr. Kohler's then-outstanding equity awards granted to him by the Company will become immediately vested. In addition, if Mr. Kohler’s employment is terminated by the Company without "cause" or by him for "good reason" any time following a Change of Control, then Mr. Kohler shall receive 12-months of vesting acceleration with respect to his then outstanding Company equity awards. be subject to restrictive covenants.

Director and Officer Indemnification Arrangements

Mr. Kohler and the Company also entered into an indemnification agreement on October 7, 2024 (the "Indemnification Agreement"), which is addition to the indemnification, expense advancement and limitations of liability provided for in the Company's certificate of incorporation, as amended, and Company Bylaws. The Indemnification Agreement provides Mr. Kohler with contractual rights to indemnification and, in some cases, expense advancement in any action or proceeding arising out of his services as one of the Company's executive officers or as a director or executive officer of any other company or enterprise to which he may provide services at the Company's request. For additional information regarding the Indemnification Agreement, please see the Form of Indemnification Agreement filed as Exhibit 10.1 with the Form 10-K filed by the Company with the SEC on March 7, 2024.

There are no arrangements or understandings between Mr. Kohler and any other person pursuant to which Mr. Kohler was appointed as an officer. There are no relationships or transactions in which Mr. Kohler has or will have an interest, or was or is a party, requiring disclosure under Item 404(a) of Regulation S-K.

The foregoing is a summary description of certain terms of the Kohler Employment Agreement, Non-Qualified Stock Option Agreement (Inducement Grant), Restricted Stock Unit Agreement (Inducement Grant), and Indemnification Agreement and, by its nature, is not complete. It is qualified in its entirety by reference to the Kohler Employment Agreement, Non-Qualified Stock Option Agreement, Restricted Stock Unit Agreement, copies of which are attached hereto as Exhibit 99.2, Exhibit 99.3 and Exhibit 99.4, respectively, and are incorporated herein by reference, and by reference to the Indemnification Agreement as filed on the 10-K Filing Date noted above, and incorporated herein by reference.

The foregoing is a summary description of certain terms of the Kohler Employment Agreement, Non-Qualified Stock Option Agreement (Inducement Grant), Restricted Stock Unit Agreement (Inducement Grant), and Indemnification Agreement and, by its nature, is not complete. It is qualified in its entirety by reference to (i) the Kohler Employment Agreement, a copy of which is attached hereto as Exhibit 99.2, (ii) the Form of Non-Qualified Stock Option Agreement (Inducement Grant) filed as Exhibit 99.3 to the Form 8-K filed by the Company with the SEC on February 19, 2020, (iii) the Form of Restricted Stock Unit Agreement (Inducement Grant) filed as Exhibit 10.4 to the Form 10-Q filed by the Company with the SEC on May 7, 2020 and (iv) the Form of Indemnification Agreement filed as Exhibit 10.1 to the Form 10-K filed by the Company with the SEC on March 7, 2024, each of which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description
10.1	Employment Agreement, Dated October 4, 2024, between OptiNose US, Inc. and P. Terrence Kohler, Jr.
10.2
Form of Non-Qualified Stock Option Agreement (Inducement Grant) (incorporated by reference to Exhibit 99.3 to the Company’s Current Report on Form 8-K (File No. 001-38241), as filed with the SEC on February 19, 2020).

10.3
Form of Restricted Restricted Stock Unit Agreement (Inducement Grant) (incorporated by reference to Exhibit 10.4 to the Company’s Quarterly Report on Form 10-Q (File No. 001-38241), as filed with the SEC on May 7, 2020).

10.4	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.1 to the Company’s Annual Report on Form 10-K (File No. 001-38241), as filed with the SEC on March 7, 2024).
99.1	Press Release, dated October 7, 2024, issued by OptiNose, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

OptiNose, Inc.
By: /s/ Anthony J. Krick
Anthony J. Krick
Chief Accounting Officer
Date: October 7, 2024